Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Union Bankshares Corporation

Richmond, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (file nos. 333-220398, 333-166520, 333-165874, 333-161860, 333-156946, 333-144481, 033-78060, 333-102012, and 333-81199) and Form S-8 (file nos. 333-203580, 333-193364, 333-175808, 333-113842 and 333-113839) of Union Bankshares Corporation of our reports dated April 4, 2018, relating to the consolidated financial statements and the effectiveness of Access National Corporation’s internal control over financial reporting, which appear in the Form 10-K of Access National Corporation for the year ended December 31, 2017, which reports are included in this Form 8-K of Union Bankshares Corporation. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of Access National Corporation's internal control over financial reporting as of December 31, 2017. We also consent to the references to our firm under the heading “Experts” in such registration statements.

/s/ BDO USA, LLP

BDO USA, LLP
Richmond, Virginia
November 15, 2018